                                                                     EXHIBIT 5.1


                (WALLER LANSDEN DORTCH & DAVIS, PLLC LETTERHEAD)




                               December 20, 2001

Province Healthcare Company
105 Westwood Place, Suite 400
Brentwood, Tennessee 37027

                  Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to Province Healthcare Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of $172,500,000 aggregate principal amount of the Company's 4 1/4% Convertible Subordinated Notes due 2008 (the "Notes"), and an indeterminate number of shares of Common Stock, par value, $.01 per share, of the Company, as may be required for issuance upon conversion of the Notes (the "Conversion Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company.

         We have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that:

1. The Notes have been duly authorized by all necessary corporate action by the Company and constitute the binding obligations of the Company.

2. The Conversion Shares have been duly authorized, and, if and when issued by the Company upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

Province Healthcare Company
December 20, 2001
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         The opinions expressed herein are solely for your benefit, and may be relied upon only by you.

                                       Very truly yours,

                                       /s/ Waller Lansden Dortch & Davis, PLLC